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                                                                     EXHIBIT 5

               [Letterhead of Heller Ehrman White & McAuliffe]

                              October 27, 1998


                                                                    14050-0001



Sonic Solutions
101 Rowland Way, Suite 110
Novato, California  94945

                     Registration Statement on Form S-8
                     ----------------------------------

Dear Ladies and Gentlemen:

        We have acted as counsel to Sonic Solutions, a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities Exchange Commission on October 27, 1998 for the purposes of registering under the Securities Act of 1933, as amended, 4,140,000 shares of its Common Stock, no par value (the "Shares"). The Shares are issuable under the Company's 1989 Stock Option Plan, as amended, (the "1989 Plan"), the 1994 Nonemployee Directors Stock Option Plan, as amended, (the "Directors' Plan") and the 1998 Stock Option Plan (the "1998 Plan" and, together with the 1989 Plan and the Directors Plan, the "Plans").

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

        In rendering our opinion, we have examined the following records, documents and instruments:

        (a) The Restated Articles of Incorporation of the Company, as amended by that Certificate of Amendment to Restated Articles of Incorporation dated as of January 20, 1994 and the Certificate of Determination of Series C Preferred Stock dated as of March 31, 1998, certified by the California Secretary of State as of October 19, 1998, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;
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Sonic Solutions
October 27, 1998
                                                                        Page 2



        (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and shareholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

        (d)    The Registration Statement;

        (e)    The Plans; and

        (f) A letter from Chase Mellon Shareholder Services, the Company's transfer agent, dated October 23, 1998, as to the number of shares of the Company's common stock that were outstanding on October 23, 1998.

        This opinion is limited to the federal law of the United States of America and the law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the full consideration stated in the Plans is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration, (iii) appropriate certificates evidencing the Shares are executed and delivered by the Company, and (iv) all applicable securities laws are complied with, it is our opinion that, when issued and sold by the Company, after payment therefore in the manner provided in the Plans and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.
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Sonic Solutions
October 27, 1998
                                                                        Page 3


        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Heller Ehrman White & McAuliffe